                                                 Issuer Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                       Registration Statement Nos. 333-132370 and 333-132370-01

[CITIGROUP LOGO]
     CORPORATE AND
     INVESTMENT BANKING


     EQUITY FIRST
     OPPORTUNITY FIRST

OFFERING SUMMARY

(RELATED TO THE PRICING SUPPLEMENT, NO. 2006-MTNDD021 DATED AUGUST 24, 2006)

CITIGROUP FUNDING INC.
PAYMENTS DUE FROM CITIGROUP FUNDING INC. FULLY AND UNCONDITIONALLY GUARANTEED BY CITIGROUP INC. MEDIUM-TERM NOTES, SERIES D









                                                                       1,510,000
                                                   STOCK MARKET UPTURN NOTES(SM)

                                                                  BASED UPON THE
                                               HANG SENG CHINA ENTERPRISES INDEX
                                                               DUE MARCH 7, 2008

CITIGROUP FUNDING INC., THE ISSUER, AND CITIGROUP INC., THE GUARANTOR, HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (FILE NO. 333-132370) AND THE OTHER DOCUMENTS CITIGROUP FUNDING AND CITIGROUP HAVE FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT CITIGROUP FUNDING, CITIGROUP AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU CAN REQUEST THE PROSPECTUS BY CALLING TOLL-FREE 1-877-858-5407.

--------------------------------------------------------------------------------
INVESTMENT PRODUCTS     NOT FDIC INSURED     MAY LOSE VALUE    NO BANK GUARANTEE
--------------------------------------------------------------------------------

AUGUST 24, 2006

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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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STOCK MARKET UPTURN NOTES(SM)
2

STOCK MARKET
UPTURN NOTES(SM)
BASED UPON THE HANG SENG
CHINA ENTERPRISES INDEX
DUE MARCH 7, 2008

This offering summary represents a summary of the terms and conditions of the Stock Market Upturn Notes. We encourage you to read the pricing supplement and accompanying prospectus supplement and prospectus related to this offering.

Overview of the Stock Market Upturn Notes
The Stock Market Upturn Notes(sm) Based Upon the Hang Seng China Enterprises Index due March 7, 2008 ("the Notes") are equity-linked securities issued by Citigroup Funding Inc. that have a maturity of approximately 1.5 years. Some key characteristics of the Notes include:

K. Leveraged upside participation. The Notes are equity-linked investments that offer investors leveraged participation in the upside growth potential of the Hang Seng China Enterprises Index up to a maximum total return of 30%. Thus, if the performance of the Hang Seng China Enterprises Index is positive -- if the closing value of the Index on the Valuation Date is greater than the closing value of the Index on the Pricing Date (regardless of the value of the Index at any other time during the term of the Notes) -- then you will participate in such positive return at a rate of 300% up to the maximum total return. If the performance of the Hang Seng China Enterprises Index is negative -- if the closing value of the Index on the Valuation Date is less than the closing value of the Index on the Pricing Date (regardless of the value of the Index at any other time during the term of the Notes) -- you will participate fully in such decline but not on a leveraged basis.

K. No principal protection. The Notes are not principal protected. If the performance of the Hang Seng China Enterprises Index is negative, you will participate fully in such decline and the value of the Notes at maturity will be less than the amount of your initial investment and could be zero.

K. No periodic income payments. The Notes do not offer current income, which means that you will not receive any periodic interest or other payments on the Notes prior to maturity. You will also not receive any dividend payments or other distributions, if any, on the stocks comprising the Hang Seng China Enterprises Index. Instead, the return on the Notes, which is based on the performance of the Hang Seng China Enterprises Index and could be positive, negative or zero, is paid at maturity.
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               3

The Notes are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent company. The Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding, and the guarantee of any payments due under the Notes will rank equally with all other unsecured and unsubordinated debt of Citigroup. The return of the principal amount of your investment in the Notes is not guaranteed. Capitalized terms used in this summary are defined in "Final Terms" on the following page.

Types of Investors
The Notes may be an appropriate investment for the following types of investors:

--. Investors possessing a moderate growth view on the Hang Seng China Enterprises Index who are looking for leveraged upside exposure to such index, subject to a maximum total return, and who can withstand the risk of losing the principal amount of their investment.

--. Investors who seek to add a China based equity index-linked investment to further diversify their portfolio.

--. Current or prospective holders of exchange-traded funds benchmarked to the Hang Seng China Enterprises Index or similar index.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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STOCK MARKET UPTURN NOTES(SM)
4

Final Terms


  Issuer:                       Citigroup Funding Inc.
  -----------------------------------------------------------------------------------------
  Security:                     Stock Market Upturn Notes(sm) Based Upon the Hang Seng
                                China Enterprises Index
  -----------------------------------------------------------------------------------------
  Guarantee:                    Any payments due on the Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding's parent
                                company; however, because the Notes are not principal
                                protected, you may receive a payment at maturity with a
                                value less than the amount you initially invest
  -----------------------------------------------------------------------------------------
  Rating of the Issuer's        Aa1/AA- (Moody's/S&P) based upon the Citigroup guarantee of
  Obligations:                  any payments due on the Notes
  -----------------------------------------------------------------------------------------
  Principal Protection:         None
  -----------------------------------------------------------------------------------------
  Pricing Date:                 August 24, 2006
  -----------------------------------------------------------------------------------------
  Issue Date:                   August 29, 2006
  -----------------------------------------------------------------------------------------
  Valuation Date:               March 4, 2008
  -----------------------------------------------------------------------------------------
  Maturity Date:                March 7, 2008
  -----------------------------------------------------------------------------------------
  Underlying Index:             Hang Seng China Enterprises Index
  -----------------------------------------------------------------------------------------
  Issue Price:                  $10.00 per Note
  -----------------------------------------------------------------------------------------
  Coupon:                       None
  -----------------------------------------------------------------------------------------
  Payment at Maturity:          For each $10 Note, $10 plus an Index Return Amount, which
                                may be positive, zero or negative
  -----------------------------------------------------------------------------------------
  Index Return Amount:           (1)   If the Index Return is positive, $10 * Index Return
                                       * Upside Participation Rate
                                (2)   If the Index Return is zero, $0
                                (3)   If the Index Return is negative, $10 * Index Return
  -----------------------------------------------------------------------------------------
  Index Return:                     Will equal the following fraction, expressed as a
                                                       percentage:
                                              Ending Value - Starting Value
                                           -----------------------------------
                                                      Starting Value
                                provided that the Index Return cannot be greater than a
                                maximum level of 10%
  -----------------------------------------------------------------------------------------
  Starting Value:               6897.86
  -----------------------------------------------------------------------------------------
  Ending Value:                 The closing value of the Underlying Index on the Valuation
                                Date
  -----------------------------------------------------------------------------------------
  Upside Participation Rate:    300%
  -----------------------------------------------------------------------------------------
  Listing:                      Application will be made to list the Notes on the American
                                Stock Exchange under the symbol "SKN" but we cannot assure you that the Notes will be approved for listing; the Notes have not been approved for listing as of the Issue Date; if not listed, Citigroup Global Markets currently intends, but is not obligated, to make an over-the-counter market in the
                                Notes
  -----------------------------------------------------------------------------------------
  Calculation Agent:            Citigroup Global Markets Inc.
  -----------------------------------------------------------------------------------------
  Agent's Discount:             2.0%
  -----------------------------------------------------------------------------------------

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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               5

Benefits of the Notes
K. Leveraged Growth Potential. The Index Return Amount payable at maturity is based on the Ending Value of the Underlying Index on the Valuation Date and on the Upside Participation Rate, enabling you to participate in three times the appreciation, if any, on the Underlying Index subject to a maximum total return of 30% over the term of the Notes.

K. Diversification. The Notes may provide a degree of diversification within the equity portion of an investor's portfolio through exposure to the Underlying Index.

Key Risk Factors for the Notes
An investment in the Notes involves significant risks. While some of these risks are summarized below, please review the "Risk Factors Relating to the Notes" section of the pricing supplement related to this offering for a full description of risks.

K. Potential for Loss. The maturity payment on the Notes will depend on the value of the Underlying Index on the Valuation Date. If the value of the Underlying Index on the Valuation Date is below the Starting Value, the maturity payment you receive will be less than the amount of your initial investment in the Notes and could be zero, even if the value of the Underlying Index exceeded the Starting Value at one or more times over the term of the Notes.

K. Appreciation May Be Limited. The maximum return on the Notes will be capped at 30% even though you will be subject to the full risk of a decline in the value of the Underlying Index. If the Ending Value of the Underlying Index exceeds the Starting Value by an amount greater than the potential maximum return on the Notes, the Notes will provide less opportunity for appreciation than an investment in a similar security that is directly linked to the appreciation of the Underlying Index and is not subject to a maximum return or an investment in the stocks comprising the Underlying Index. (See the examples under "Hypothetical Maturity Payments" below).

K. No Periodic Payments. You will not receive any periodic payments of interest or any other periodic payments on the Notes. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks comprising the Underlying Index.

K. Potential for a Lower Comparable Yield. The Notes do not pay any periodic interest. As a result, if the Ending Value of the Underlying Index does not increase sufficiently from its Starting Value, taking into account the Upside Participation Rate, the effective yield on the Notes will be less than that which would be payable on a conventional fixed-rate debt security of Citigroup Funding of comparable maturity.

K. Conditions in the Chinese Securities Markets. The stocks included in the Underlying Index have been issued by companies in China and the value of the Underlying Index will be affected by conditions in the Chinese equity markets. Investments in securities linked to the value of the Chinese equity markets involve certain risks. The Chinese markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Also, there is generally less publicly available information about Chinese companies than about U.S. companies, and Chinese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. companies. Securities prices in China are subject to political, economic, financial and social factors that apply in China. These factors, which could negatively affect the
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STOCK MARKET UPTURN NOTES(SM)
6

      Chinese securities markets, include the possibility of recent or future changes in local or China-wide political leadership and economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or investments in Chinese equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, the Chinese economy may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital investment, resources and self-sufficiency.

K. Secondary Market May Not Be Liquid. We will apply to list the Notes on the American Stock Exchange under the symbol "SKN," but we cannot assure you that the Notes will be approved for listing. The Notes have not been approved for listing as of the Issue Date. Citigroup Global Markets currently intends, but is not obligated, to make an over-the-counter market in the Notes should the Notes not be approved for listing.

K. Resale Value of the Notes May be Lower Than Your Initial Investment. Due to, among other things, changes in the prices of and dividend yields on the stocks comprising the Underlying Index, interest rates, the earnings performance of the issuers of the stocks comprising the Underlying Index, other economic conditions and Citigroup
      Funding and Citigroup's perceived creditworthiness, the Notes may trade at prices below their initial issue price of $10 per Note. You could receive substantially less than the amount of your initial investment if you sell your Notes prior to maturity.

K. Fees and Conflicts. Citigroup Global Markets and its affiliates involved in this offering are expected to receive compensation for activities and services provided in connection with the Notes. Further, Citigroup Funding expects to hedge its obligations under the Notes through the trading of the stocks comprising the Underlying Index or other instruments, such as options, swaps or futures, based upon the Underlying Index by one or more of its affiliates. Each of Citigroup Funding's or its affiliates' hedging activities and Citigroup Global Markets' role as the Calculation Agent for the Notes may result in a conflict of interest.

K. Citigroup Credit Risk. The Notes are subject to the credit risk of Citigroup, Citigroup Funding's parent company and the guarantor of any payments due on the Notes.
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    EQUITY FIRST A FAMILY OF INTELLIGENT INVESTMENTS EQUITY
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               7

Certain U.S. Federal Income Tax Considerations
The following summarizes certain federal income tax considerations for U.S. investors that are initial holders of the Notes and that hold the Notes as capital assets.

For U.S. federal income tax purposes, the Notes generally should be treated as a cash-settled capped variable forward contract on the value of the Underlying Index at maturity, under which an amount equal to the purchase price of the Notes is treated as a non-interest-bearing cash deposit to be applied at maturity in full satisfaction of the holder's payment obligation under the forward contract. Thus a holder's tax basis in a Note generally will equal the holder's cost for that Note. Upon the sale or other taxable disposition of a Note, a holder who is a U.S. person generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the holder's tax basis in the Notes. Such gain or loss generally will be long-term capital gain or loss if the holder has held the Notes for more than one year at the time of disposition. Under the above characterization, at maturity a holder who is a U.S. person will recognize capital gain or loss equal to any difference between the amount of cash received from Citigroup Funding and the holder's tax basis in the Notes at that time. Such gain or loss generally will be long-term gain or loss if the holder has held the Notes for more than one year at maturity.

No statutory, judicial or administrative authority directly addresses the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the Notes are not certain. Accordingly, a prospective investor (including a tax-exempt investor) in the Notes should consult his or her tax advisor in determining the tax consequences of an investment in the Notes, including the application of State, Local or other tax laws and the possible effects of changes in Federal or other tax laws.

In the case of a holder of a Note that is not a U.S. person the payments made with respect to the Notes will not be subject to U.S. withholding tax, provided that the holder complies with applicable certification requirements (including in general the furnishing of an IRS form W-8 or substitute form). Any capital gain realized upon the sale or other disposition of the Notes should not be subject to U.S. federal income tax if:

     1. such gain is not effectively connected with a U.S. trade or business of such holder, and

     2. in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

You should refer to the pricing supplement related to this offering for additional information relating to U.S. federal income tax and should consult your own tax advisors to determine tax consequences particular to your situation.
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STOCK MARKET UPTURN NOTES(SM)
8

The Hang Seng China Enterprises Index

Unless otherwise stated, we have derived all information regarding the Underlying Index, including its composition, method of calculation and changes in components, from HSI Services Limited ("HSI"), publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, HSI. HSI is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Underlying Index at any time. None of Citigroup Funding, Citigroup, Citigroup Global Markets or the trustee assumes any responsibility for the accuracy or completeness of any information relating to the Underlying Index.

General. The Hang Seng China Enterprises Index is compiled, published and managed by HSI, a wholly-owned subsidiary of the Hang Seng Bank, and was first calculated and published on August 8, 1994. The Hang Seng China Enterprises Index was launched as a market-capitalization weighted index, consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on the Stock Exchange of Hong Kong Ltd. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. With the launch of the 200-stock Hang Seng Composite Index ("HSCI") on October 3, 2001, the Hang Seng China Enterprises Index became part of the Hang Seng Composite Index Series (the "HSCI Series"). Since then, constituents of the Hang Seng China Enterprises Index comprise only the largest H-share companies that are included in the 200-stock HSCI. The Hang Seng China Enterprises Index had a base index of 1,000 at launch, but on October 3, 2001 with the launch of the HSCI Series, the Hang Seng China Enterprises Index was rebased with a value of 2,000 at January 3, 2000 to align with the HSCI Series. The Hang Seng China Enterprises Index is reviewed semi-annually together with the HSCI Series. H-Share companies joining or leaving the HSCI are automatically included or excluded from the Hang Seng China Enterprises Index.

The following graph illustrates the historical performance of the Underlying Index based on the closing values thereof at the end of each month from January 2001 through July 2006. Past movements of the Underlying Index are not indicative of future Underlying Index values.

                         Monthly Closing Values Graphic

The closing value of the Underlying Index on August 24, 2006 was 6897.86.
Monthly historical closing values for the Underlying Index and additional information on the Underlying Index, including its makeup, method of calculation and changes in its components, are included in the pricing supplement related to this offering under "Description of the Hang Seng China Enterprises Index."
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                                                   STOCK MARKET UPTURN NOTES(SM)
                                                                               9

License Agreement. Citigroup has entered into a nonexclusive license agreement with HSI and Hang Seng Data Services Limited providing for the license to Citigroup and its subsidiaries, including Citigroup Funding, in exchange for a fee, of the right to use indices owned and published by HSI and Hang Seng Data Services Limited in connection with certain securities, including the Notes. The license agreement provides that the following language must be stated in this offering summary.

The Hang Seng China Enterprises Index (the "Index") is published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name Hang Seng China Enterprises Index is proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Index by Citigroup Funding in connection with the Notes (the "Product"), BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY CITIGROUP FUNDING IN CONNECTION WITH THE PRODUCT; OR
(ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.
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10

Hypothetical Maturity Payments

The examples below show hypothetical maturity payments on the Notes for a range of Ending Values of the Hang Seng China Enterprises Index. The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values of the Hang Seng China Enterprises Index on the amount payable on the Notes at maturity. All of the hypothetical examples are based on the following assumptions:

-  Issue Price: $10.00 per Note     -  Upside Participation Rate: 300%
-  Maximum Index Return: 10%        -  Annualized dividend yield of the Underlying Index: 2.15%
-  Starting Value: 6,609            -  Maturity: 1.5 years

The following examples are for purposes of illustration only. The actual Maturity Payment will depend on the actual Index Return Amount which, in turn, will depend on the actual Starting Value (6897.86), Ending Value, maximum Index Return (10%) and Upside Participation Rate (300%).

                                         Total Return
                                            on the            Total Return        Index Return       Maturity Payment
  Ending Value      Index Return      Underlying Index*       on the Notes           Amount              per Note
---------------------------------------------------------------------------------------------------
         0            -100.00%              -96.76%              -100.00%            -$10.00                $0.00
-----------------------------------------------------------------------------------------------------------------------
      3305             -50.00%              -46.76%               -50.00%             -$5.00                $5.00
-----------------------------------------------------------------------------------------------------------------------
      4957             -25.00%              -21.76%               -25.00%             -$2.50                $7.50
-----------------------------------------------------------------------------------------------------------------------
      5122             -22.50%              -19.26%               -22.50%             -$2.25                $7.75
-----------------------------------------------------------------------------------------------------------------------
      5287             -20.00%              -16.76%               -20.00%             -$2.00                $8.00
-----------------------------------------------------------------------------------------------------------------------
      5452             -17.50%              -14.26%               -17.50%             -$1.75                $8.25
-----------------------------------------------------------------------------------------------------------------------
      5618             -15.00%              -11.76%               -15.00%             -$1.50                $8.50
-----------------------------------------------------------------------------------------------------------------------
      5783             -12.50%               -9.26%               -12.50%             -$1.25                $8.75
-----------------------------------------------------------------------------------------------------------------------
      5948             -10.00%               -6.76%               -10.00%             -$1.00                $9.00
-----------------------------------------------------------------------------------------------------------------------
      6113              -7.50%               -4.26%                -7.50%             -$0.75                $9.25
-----------------------------------------------------------------------------------------------------------------------
      6279              -5.00%               -1.76%                -5.00%             -$0.50                $9.50
-----------------------------------------------------------------------------------------------------------------------
      6444              -2.50%                0.74%                -2.50%             -$0.25                $9.75
-----------------------------------------------------------------------------------------------------------------------
      6609               0.00%                3.24%                 0.00%              $0.00               $10.00
-----------------------------------------------------------------------------------------------------------------------
      6774               2.50%                5.74%                 7.50%              $0.75               $10.75
-----------------------------------------------------------------------------------------------------------------------
      6939               5.00%                8.24%                15.00%              $1.50               $11.50
-----------------------------------------------------------------------------------------------------------------------
      7105               7.50%               10.74%                22.50%              $2.25               $12.25
-----------------------------------------------------------------------------------------------------------------------
      7270              10.00%               13.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      7435              12.50%               15.74%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      7600              15.00%               18.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      7766              17.50%               20.74%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      7931              20.00%               23.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8096              22.50%               25.74%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8261              25.00%               28.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8426              27.50%               30.74%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8592              30.00%               33.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8757              32.50%               35.74%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------
      8922              35.00%               38.24%                30.00%              $3.00               $13.00
-----------------------------------------------------------------------------------------------------------------------

* Assumes dividend yield on the Underlying Index is compounded annually and is not re-invested. Represents return in local currency and does not incorporate changes in exchange rate.
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                                                                              11

ERISA and IRA Purchase Considerations
Employee benefit plans that are subject to ERISA, entities the assets of which are deemed to constitute assets of such plans, and government or other plans subject to laws substantially similar to ERISA are NOT permitted to purchase the Notes.

Individual retirement accounts, individual retirement annuities and Keogh Plans will be permitted to purchase or hold the Notes as long as (1) no Citigroup Global Markets affiliate or employee manages the account or provides advice to the account that serves as a primary basis for the account's decision to purchase or hold the Notes, (2) if the account is owned by a Citigroup Global Markets employee, the employee does not receive any compensation as an employee (such as, for example, an addition to bonus) based on the purchase of Notes by his/her account and (3) any SEP, Simple or Keogh Plans that purchase Notes cover only owners and not employees.

Additional Considerations
If no closing value of the Underlying Index is available on the Valuation Date, the Calculation Agent may determine the Ending Value in accordance with the procedures set forth in the pricing supplement related to this offering. In addition, if the Underlying Index is discontinued, the Calculation Agent may determine the Ending Value by reference to a successor index or, if no successor index is available, in accordance with the procedures last used to calculate the Underlying Index prior to any such discontinuance. You should refer to the sections "Description of the Notes--Index Return Amount" and "--Discontinuance of the Hang Seng China Enterprises Index" in the pricing supplement related to this offering for more information.

Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers.

Client accounts over which Citigroup or its affiliates have investment discretion are NOT permitted to purchase the Notes, either directly or indirectly.

                            WWW.DES.CITIGROUPCIB.COM

THE MARK AND NAME "HANG SENG CHINA ENTERPRISES INDEX" IS PROPRIETARY TO HANG SENG DATA SERVICES LIMITED, WHICH HAS LICENSED ITS COMPILATION AND PUBLICATION TO HSI. HSI AND HANG SENG DATA SERVICES LIMITED HAVE AGREED TO THE USE OF, AND REFERENCE TO, THE HANG SENG CHINA ENTERPRISES INDEX BY CITIGROUP FUNDING INC. IN CONNECTION WITH THE NOTES. THE NOTES ARE NOT ISSUED, SPONSORED, ENDORSED, SOLD OR PROMOTED BY EITHER HSI OR HANG SENG DATA SERVICES LIMITED. NEITHER HSI NOR HANG SENG DATA SERVICES LIMITED MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

STOCK MARKET UPTURN NOTES(SM) IS A SERVICE MARK OF CITIGROUP GLOBAL MARKETS INC.

(C) 2006 CITIGROUP GLOBAL MARKETS INC. MEMBER SIPC. CITIGROUP AND THE UMBRELLA DEVICE ARE TRADEMARKS AND SERVICE MARKS OF CITIGROUP INC. AND ITS AFFILIATES AND ARE USED AND REGISTERED THROUGHOUT THE WORLD.